INDEPENDENT AUDITORS' CONSENT

CMA Tax-Exempt Fund:

We consent to the use in Post-Effective Amendment No. 19 to Registration Statement No. 2-69877 of our report dated May 8, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
July 22, 1998